                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:                AT ASHTON PARTNERS:
DENNIS LETHAM                  CHRIS KETTMANN        H. PATEL
CHIEF FINANCIAL OFFICER        INVESTOR INQUIRIES    MEDIA INQUIRIES
(224) 521-8601                 (312) 553-6716        (312) 553-6745


                       ANIXTER INTERNATIONAL INC. REPORTS
                         EARNINGS PER SHARE OF 36 CENTS
                            ON SALES OF $665 MILLION


GLENVIEW, IL, FEBRUARY 3, 2004 - Anixter International Inc. (NYSE: AXE), the world's leading distributor of communication products, electrical and electronic wire & cable and a leading distributor of fasteners and other small parts ("C" Class inventory components) to Original Equipment Manufacturers, today reported results for the quarter ended January 2, 2004.

FOURTH QUARTER HIGHLIGHTS

- Sales of $664.8 million on 60 billing days in the quarter (including a $19.0 million increase in sales resulting from the September 26, 2003 acquisition of Walters Hexagon Group Limited) compared to sales of $661.8 million on 65 billing days in the year ago quarter.
- Operating profits, including a gain of $1.6 million from the termination of pension plans in certain foreign operations, increased 16 percent to $25.1 million as compared to $21.6 million in the year ago quarter.
- Diluted earnings per share, including a gain of 4 cents per diluted share from the termination of pension plans in certain foreign operations rose 33 percent to 36 cents versus 27 cents in the year ago quarter.
- Cash flow from operations was $41.7 million as compared to $30.7 million in the prior year quarter.

FINANCIAL HIGHLIGHTS
--------------------
(In millions, except per share amounts)

                                         Three Months Ended                       Fiscal Year Ended
                               --------------------------------------   -------------------------------------
                                Jan. 2,       Jan. 3,      Percent       Jan. 2,       Jan. 3,      Percent
                                  2004         2003         Change         2004         2003        Change
                               -----------  ------------  -----------   -----------  ------------  ----------
Net Sales                          $664.8        $661.8          - %      $2,625.2      $2,520.1          4%
Operating Income                    $25.1         $21.6          16%         $92.3         $87.7          5%
Net Income                          $13.1         $10.2          29%         $41.9         $43.1         -3%
Diluted Earnings Per Share          $0.36         $0.27          33%         $1.13         $1.13         - %
Diluted Weighted Shares              36.9          38.0          -3%          37.2          38.0         -2%


--------------------------------------------------------------------------------
Robert Grubbs, President and CEO of Anixter, said, "The biggest contributors to the fourth quarter revenue and earnings gains were increased activity by telecom equipment manufacturers and increased business in foreign markets. The termination of defined benefit pension plans in certain of our foreign operations and a replacement of those plans with defined contribution plans contributed to our positive earnings results. However, while the fourth quarter results were encouraging it is still premature to conclude that there is a broader based trend of increased capital spending within our customer base."
--------------------------------------------------------------------------------

FOURTH QUARTER RESULTS

For the three-month period ended January 2, 2004, sales of $664.8 million produced net income of $13.1 million, or 36 cents per diluted share. Fourth quarter sales included $19.0 million from Walters Hexagon Group Limited, which was acquired on September 26, 2003. The acquired Walters Hexagon operations contributed 1 cent to earnings per diluted share in the fourth quarter of 2003. The fourth quarter also included a gain of $1.6 million or 4 cents per diluted share from the termination of pension plans in certain foreign operations and an after-tax loss of $0.2 million or 1 cent per diluted share from the early extinguishment of debt.

In the prior year period, sales of $661.8 million generated net income of $10.2 million, or 27 cents per diluted share. The prior year includes an after-tax loss of $0.2 million or 1 cent per diluted share from the early extinguishment of debt.

Consistent with revised financial accounting standards, gains and losses associated with the early retirement of debt are now being reported as a component of "other income and expense" for all periods.

Operating income in the quarter was $25.1 million as compared to $21.6 million in the 2002 fourth quarter. For the latest quarter, operating margins were 3.8 percent compared to 3.3 percent in the year ago quarter. Excluding the gain of $1.6 million from the termination of pension plans in certain foreign countries, operating margins in the most recent quarter were 3.5 percent.

The fourth quarter of 2003 had an estimated 60 billing days after taking into account the Thanksgiving, Christmas and New Year holidays, each of which was on a Thursday. In the prior year the fiscal calendar resulted in a 14-week period prior to the effect of holidays. After taking into consideration the midweek holidays of Thanksgiving, Christmas and New Years, there were an estimated 65 billing days in the fourth quarter of 2002.

FISCAL 2003 RESULTS

For the fiscal year ended January 2, 2004, sales of $2.63 billion produced net income of $41.9 million, or $1.13 per diluted share. Current year earnings are inclusive of after tax losses of $3.9 million or 11 cents per diluted share from the early retirement of debt and a gain of $1.6 million or 4 cents per diluted share for the termination of pension plans in certain foreign countries. The fiscal year sales include $184.8 million from the operations of Pentacon, which were acquired in September 2002 and $19.0 million from the acquisition of Walters Hexagon on September 26, 2003. The two acquired operations added 4 cents to earnings per diluted share in the fiscal year.

In the prior year period, sales of $2.52 billion generated net income of $43.1 million, or $1.13 per diluted share. The prior year includes after-tax gains of $1.2 million or 3 cents per diluted share from the sale of securities and $0.7 million or 2 cents per diluted share from the sale of certain real estate. The prior year also includes an after-tax loss of $0.4 million or 1 cent per diluted share from the early retirement of debt.

Operating income for the fiscal year ended January 2, 2004 was $92.3 million as compared to $87.7 million in the year ago period. Operating margins were 3.5 percent in both fiscal 2003 and 2002.

Discussing full year 2003 results, Grubbs said, "Although 2003 continued to present both Anixter and the broader market with a number of challenges, we were pleased to report improved operating results and continued strong cash flow. The addition of Walters Hexagon in September, combined with a continued focus on enhancing our product and service offerings for our customers, have improved our competitive position and provide us with a strong foundation going into 2004."

FOURTH QUARTER SALES TRENDS

Commenting on fourth quarter sales trends, Grubbs said, "The quarter started out strong, but the holidays in late November and December make it difficult to ascertain if there is a sustainable growth trend at this time. While the quarter did show an overall improvement in daily sales trends, it remains to be seen when and how quickly larger capital project spending will increase across our customer base."

"The sales strength we saw in the fourth quarter was most pronounced in our foreign businesses and sales to telecom equipment manufacturers," continued Grubbs. "In Latin America we saw a traditionally strong fourth quarter, with sales up 19 percent from the third quarter to the fourth quarter. We also saw approximately an 11 percent consecutive quarter growth rate in Europe communications and industrial wire & cable sales, which excludes the sales of the recently acquired Walters Hexagon. This increase in consecutive quarter European sales reflects the seasonal recovery from the third quarter vacation period and the weaker US dollar. Lastly, there was a noticeable pick up in sales to telecom equipment manufacturers which resulted in consecutive quarter sales growth of 19 percent."

STRONG CASH FLOW

"Operating cash flow in the quarter was $41.7 million compared to $30.7 million in the year ago quarter," said Dennis Letham, Senior Vice President-Finance. "In addition to cash flow from operations the Company also received $27.0 million from the completion of the sale and leaseback of the Company's headquarters in Glenview, Illinois during the fourth quarter of 2003. At the end of the fiscal 2003 the debt-to-total capitalization ratio was 25.7 percent as compared to 23.5 percent at the end of fiscal 2002. If amounts borrowed under the accounts receivable securitization facility were included in the calculation, the debt-to-total capitalization ratio would have been 35.8 percent compared to 33.8 percent at the end of fiscal 2002. At the end of fiscal 2003, on hand cash balances were $101.4 million as compared to $19.1 million at the end of fiscal 2002."

"For the fiscal year, cash flow from operations was $125.1 million, as compared to $165.7 million in the year ago period. The decrease from the prior year reflects the fact that sales declines in the prior year lead to larger working capital reductions than were experienced in the current year on flat sales," commented Letham.

BUSINESS OUTLOOK

"We hope the daily sales trends of October and early November are early signs that the end markets we serve may be starting to participate in the overall economic recovery that has been widely reported in the business press and various government statistics," said Grubbs. "However, the weak holiday periods in late November and December, combined with the downward seasonal trends we typically see in some of our operations in the early weeks of a new year, have obscured the degree to which this may be the start of a recovery in our customer base."

Concluding, Grubbs said, "The first half of 2004 should provide a clearer indication of the degree to which our customers are participating in a broader economic recovery. Regardless of overall economic conditions, however, we remain encouraged by the long term opportunities that exist from extending our product and service offerings."

FOURTH QUARTER EARNINGS REPORT

Anixter will report results for the fourth quarter on Tuesday, February 3, 2004, and broadcast a conference call discussing them at 9:30 am central time. The call will be Webcast by CCBN and can be accessed at Anixter's Website at www.anixter.com. The Webcast also will be available over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com, or by visiting any of the investor sites in CCBN's Individual Investor Network (such as America Online's Personal Finance Channel and Fidelity.com). Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Webcast will be archived on all of these sites for 30 days.

ABOUT ANIXTER

Anixter International is the world's leading distributor of communication products, electrical and electronic wire & cable and a leading distributor of fasteners and other small parts ("C" Class inventory components) to Original Equipment Manufacturers. The company adds value to the distribution process by providing its customers access to 1) innovative inventory management programs,
2) more than 225,000 products and nearly $500 million in inventory, 3) 151 warehouses with more than 4.5 million square feet of space, and 4) locations in 180 cities in 42 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on The New York Stock Exchange under the symbol AXE.

Safe Harbor Statement

The statements in this news release that use such words as "believe," "expect," "intend," "anticipate," "contemplate," "estimate," "plan," "project," "should," "may," or similar expressions are forward-looking statements. They are subject to a number of factors that could cause the company's actual results to differ materially from what is indicated here. These factors include general economic conditions, technology changes, changes in supplier or customer relationships, exchange rate fluctuations, and new or changed competitors. Please see the company's Securities and Exchange Commission filings for more information.


      ADDITIONAL INFORMATION ABOUT ANIXTER IS AVAILABLE ON THE INTERNET AT
                                 www.anixter.com

--------------------------------------------------------------------------------
 ANIXTER INTERNATIONAL INC.
 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                          13 WEEKS          14 WEEKS           52 WEEKS          53 WEEKS
                                                            ENDED            ENDED               ENDED            ENDED
                                                       ---------------   --------------     ---------------  ---------------
                                                         JANUARY 2,        JANUARY 3,          JANUARY 2,       JANUARY 3,
 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                    2004              2003                2004             2003
                                                       ---------------   --------------     ---------------  ---------------
 Net sales                                               $      664.8      $     661.8        $    2,625.2     $    2,520.1
 Cost of goods sold                                             499.7            498.6             1,983.0          1,923.0
                                                       ---------------   --------------     ---------------  ---------------
 Gross profit                                                   165.1            163.2               642.2            597.1
 Operating expenses                                             139.4            141.2               548.2            509.0
 Amortization of intangibles                                      0.6              0.4                 1.7              0.4
                                                       ---------------   --------------     ---------------  ---------------
 Operating income                                                25.1             21.6                92.3             87.7
 Interest expense                                                (2.9)            (3.6)              (12.8)           (15.5)
 Extinguishment of debt                                          (0.4)            (0.4)               (6.6)            (0.7)
 Other, net                                                       0.7             (0.6)                  -              0.3
                                                       ---------------   --------------     ---------------  ---------------
 Income before income taxes                                      22.5             17.0                72.9             71.8
 Income tax expense                                               9.4              6.8                31.0             28.7
                                                       ---------------   --------------     ---------------  ---------------
 Net income                                              $       13.1      $      10.2        $       41.9     $       43.1
                                                       ===============   ==============     ===============  ===============


 BASIC INCOME PER SHARE                                  $       0.36      $      0.27        $       1.15     $       1.17

 DILUTED INCOME PER SHARE                                $       0.36      $      0.27        $       1.13     $       1.13

 AVERAGE SHARES OUTSTANDING:

 Basic                                                           36.2             37.1                36.3             37.0
 Diluted                                                         36.9             38.0                37.2             38.0

 GEOGRAPHIC SEGMENTS
 NET SALES:
    North America                                        $      495.8      $     519.3        $    2,044.1     $    1,996.2
    Europe                                                      117.1             89.5               393.1            344.9
    Asia Pacific and Latin America                               51.9             53.0               188.0            179.0
                                                       ---------------   --------------     ---------------  ---------------
                                                         $      664.8      $     661.8        $    2,625.2     $    2,520.1
                                                       ===============   ==============     ===============  ===============

 OPERATING INCOME (LOSS):
    North America                                        $       18.2           $ 20.9        $       75.7     $       83.7
    Europe                                                        5.9              0.7                14.4              5.3
    Asia Pacific and Latin America                                1.0                -                 2.2             (1.3)
                                                       ---------------   --------------     ---------------  ---------------
                                                         $       25.1           $ 21.6        $       92.3     $       87.7
                                                       ===============   ==============     ===============  ===============

Certain amounts for the prior year have been reclassified to conform to the current year presentation. The reimbursement from vendors for expenses incurred by the Company to sell the vendors' products have been classified as a reduction to operating expenses rather than as a reduction to cost of sales. This change has the effect of reducing the gross profits and operating expenses for the fourth quarter and fiscal year ended January 2, 2004 and January 3, 2003, by $2.3 million and $8.4 million, and $2.8 million and $8.3 million, respectively. In addition, the costs associated with the debt extinguishment are no longer reported as an extraordinary item, but as a non-operating expense entitled "Extinguishment of debt."

--------------------------------------------------------------------------------
 ANIXTER INTERNATIONAL INC.
 CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                           JANUARY 2,       JANUARY 3,
 (IN MILLIONS)                                               2004              2003
                                                        ----------------  ---------------
 ASSETS

 Cash                                                      $      101.4     $       19.1
 Accounts receivable, net                                         255.5            188.2
 Note receivable - unconsolidated subsidiary                       56.5             69.6
 Inventories                                                      499.1            498.8
 Deferred taxes                                                    16.5             26.5
 Other current assets                                              18.9             10.0
                                                        ----------------  ---------------
         Total current assets                                     947.9            812.2

 Property and equipment, net                                       43.1             59.1
 Goodwill, net                                                    278.5            247.6
 Other assets                                                     101.9            107.1
                                                        ----------------  ---------------
                                                           $    1,371.4     $    1,226.0
                                                        ================  ===============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Accounts payable                                          $      304.4     $      257.3
 Accrued expenses                                                  76.9             83.5
 Accrued restructuring costs                                        2.7              4.2
 Accrued income taxes                                               1.2              4.7
                                                        ----------------  ---------------
         Total current liabilities                                385.2            349.7

 3.25% zero-coupon convertible notes                              146.1                -
 7.0% zero-coupon convertible notes                                63.1            124.0
 Long-term debt                                                    30.0             71.1
 Other liabilities                                                 56.2             46.4
                                                        ----------------  ---------------
         Total liabilities                                        680.6            591.2

 Stockholders' equity                                             690.8            634.8
                                                        ----------------  ---------------
                                                           $    1,371.4     $    1,226.0
                                                        ================  ===============